Exhibit (e)(i)(a)

SCHEDULE A

TO THE SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund	Effective Date
Schwab International Index Fund	July 21, 1993
Schwab Small–Cap Index Fund	October 14, 1993
Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset Director–High Growth Fund)	September 25, 1995
Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset Director–Balanced Growth Fund)	September 25, 1995
Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset Director–Conservative Growth Fund)	September 25, 1995
Schwab S&P 500 Index Fund	February 28, 1996
Schwab Core Equity Fund (formerly known as Schwab Analytics Fund)	May 21, 1996
Schwab International Opportunities Funds (formerly known as Laudus International MarketMasters Fund, Schwab International MarketMasters Fund, Schwab MarketManager International Portfolio and Schwab OneSource Portfolios–International)	September 2, 1996
Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund, Laudus Balanced MarketMasters Fund, Schwab Balanced MarketMasters Fund, Schwab MarketManager Balanced Portfolio and Schwab OneSource Portfolios–Balanced Allocation)	October 13, 1996
Schwab Total Stock Market Index Fund	April 15, 1999
Schwab Health Care Fund (formerly known as Health Care Focus Fund)	May 15, 2000
Schwab Hedged Equity Fund	August 6, 2002
Schwab Small–Cap Equity Fund	May 19, 2003
Schwab Dividend Equity Fund	September 23, 2003
Schwab Target 2010 Fund	May 24, 2005
Schwab Target 2015 Fund	November 12, 2007
Schwab Target 2020 Fund	May 24, 2005
Schwab Target 2025 Fund	November 12, 2007
Schwab Target 2030 Fund	May 24, 2005
Schwab Target 2035 Fund	November 12, 2007
Schwab Target 2040 Fund	May 24, 2005
Schwab Large Cap Growth Fund	August 9, 2005
Schwab Fundamental US Large Company Index Fund	February 28, 2007
Schwab Fundamental US Small Company Index Fund	February 28, 2007
Schwab Fundamental International Large Company Index Fund	February 28, 2007
Schwab Fundamental Emerging Markets Large Company Index Fund	November 12, 2007
Schwab Fundamental International Small Company Index Fund	November 12, 2007
Schwab Monthly Income Fund - Target Payout	February 25, 2008
Schwab Monthly Income Fund - Flexible Payout	February 25, 2008

Schwab Monthly Income Fund - Income Payout	February 25, 2008
Schwab International Core Equity Fund	February 25, 2008
Schwab Target 2045 Fund	January 14, 2013
Schwab Target 2050 Fund	January 14, 2013
Schwab Target 2055 Fund	January 14, 2013
Schwab Fundamental Global Real Estate Index Fund	September 3, 2014
Schwab Target 2060 Fund	August 18, 2016
Schwab Target 2010 Index Fund	August 18, 2016
Schwab Target 2015 Index Fund	August 18, 2016
Schwab Target 2020 Index Fund	August 18, 2016
Schwab Target 2025 Index Fund	August 18, 2016
Schwab Target 2030 Index Fund	August 18, 2016
Schwab Target 2035 Index Fund	August 18, 2016
Schwab Target 2040 Index Fund	August 18, 2016
Schwab Target 2045 Index Fund	August 18, 2016
Schwab Target 2050 Index Fund	August 18, 2016
Schwab Target 2055 Index Fund	August 18, 2016
Schwab Target 2060 Index Fund	August 18, 2016
Schwab U.S. Large-Cap Growth Index Fund	December 1, 2017
Schwab U.S. Large-Cap Value Index Fund	December 1, 2017
Schwab U.S. Mid-Cap Index Fund	December 1, 2017
Schwab Target 2065 Fund	February 25, 2021
Schwab Target 2065 Index Fund	February 25, 2021
Schwab Target 2070 Fund	February 23, 2026
Schwab Target 2070 Index Fund	February 23, 2026

SCHWAB CAPITAL TRUST		CHARLES SCHWAB & CO., INC.

By:	/s/ Omar Aguilar	By:	/s/ John Sturiale
Name: Omar Aguilar		Name: John Sturiale
Title: President & Chief Executive Officer		Title: Managing Director

Dated as of February 23, 2026